Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of January 6, 2026 by and among (i) Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), (ii) Titan Holdings Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Pubco”), (iii) HGC Opportunity LLC, a Delaware limited liability company (the “Sponsor”), and (iv) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Amendment after the date hereof (collectively, the “Other Holders” and, collectively with the Sponsor, each an “Insider” and, collectively, the “Insiders”), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) and, if such term is not defined in the Original Agreement, then in the BCA (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor, Compass Digital SPAC LLC, a Delaware limited liability company (“Original Sponsor”), and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of October 14, 2021, as amended on August 31, 2023 (collectively, the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor, the Original Sponsor and the other undersigned Insiders thereto agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Warrants (or shares issued or issuable upon the conversion or exercise thereof);

WHEREAS, on or about the date hereof, the Company, Key Mining Corp., a Delaware corporation (“KMC”), Pubco, Titan SPAC Merger Sub Corp., a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Purchaser Merger Sub”), and Titan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Pubco (“KMC Merger Sub”), are entering into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”);

WHEREAS, pursuant to the BCA, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), (i) Purchaser Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Purchaser Merger”), and with holders of common stock of the Company receiving shares of Pubco Common Stock, (ii) KMC Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with the Purchaser Merger, the “Mergers”), and with holders of common stock of the Company receiving shares of Pubco Common Stock, holders of Company Options having their Company Options assumed by Pubco as Assumed Options and holders of Company Warrants having their Company Warrants assumed by Pubco as Assumed Warrants (together with the Mergers and the other transactions contemplated by the BCA, the “Transactions”), all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of applicable law.

WHEREAS, the parties hereto desire to further amend the Original Agreement (i) to add Pubco as a party to the Letter Agreement, (ii) to revise the terms thereof in order to reflect the transactions contemplated by the BCA, including the issuance of Pubco Common Stock and warrants in exchange for the Company’s ordinary shares and warrants, respectively; and (iii) to remove the terms of the lock-up set forth in Section 7 of the Original Agreement as they relate to the period following the Closing; and (iv) to grant KMC certain rights to enforce the terms of the Letter Agreement.

WHEREAS, pursuant to paragraph 13 of the Original Agreement, the Original Agreement can be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Letter Agreement. The parties hereby agree to add Pubco as a party to the Letter Agreement. Pubco agrees to be bound by and subject to all of the terms and conditions of this Amendment as the original “Pubco” party hereto. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the “Company” in the Letter Agreement and relating to periods from and after the Closing shall instead be a reference to Pubco. Pubco agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Original Agreement. The Parties hereby agree to the following amendments to the Original Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the BCA, are hereby added to the Letter Agreement as if they were set forth herein.

(b) The parties hereby agree that from and after the Closing, (i) the terms “Ordinary Shares” and “Founder Shares,” as used in the Letter Agreement shall include any and all Pubco Common Stock into which any such securities shall convert in the Mergers, and (ii) the term “Private Placement Warrants” shall include any and all Pubco Warrants into which such securities will convert in the Mergers (in each case, together with any other securities of Pubco or any successor entity issued in consideration of, including as a stock split, dividend or distribution, or in exchange for, any of such securities).

(c) Effective upon the Closing, Section 7 of the Original Agreement is hereby deleted in its entirety.

3. Termination of BCA. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect, and the terms of the Original Agreement without giving effect to this Amendment shall apply to the parties to the Original Agreement prior to giving effect to this Amendment.

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Intended Third Party Beneficiary. The parties acknowledge and agree that until the Closing occurs, KMC is an intended third-party beneficiary of paragraphs 1 and 7 of the Letter Agreement and this paragraph 5 of this Amendment and shall be entitled prior to the Closing to enforce such sections as an actual party thereto. Each of the parties to the Letter Agreement agrees that prior to the Closing, the Letter Agreement shall not be modified or amended, and no waiver shall be granted by the Company, without the express prior written consent of KMC. In addition, the Company agrees from the date hereof until the Closing to strictly enforce the terms hereof, and not grant any waiver under, any agreement or instrument that purports to limit or prohibit the transfer, disposal or sale of any Company securities held by any Person.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 18 thereof.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

The Company:

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

Pubco:

TITAN HOLDINGS CORP.

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	President and Chief Executive Officer

Sponsor:

HCG Opportunity, LLC

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Authorized Person

{Signature Page to Insider Letter Amendment}

Other Holders:

/s/ Thomas D. Hennessy
Thomas D. Hennessy

/s/ Nick Geeza
Nick Geeza

/s/ Daniel J. Hennessy
Daniel J. Hennessy

/s/ Joseph Beck
Joseph Beck

/s/ Anna Brunelle
Anna Brunelle

/s/ Kirk Hovde
Kirk Hovde

/s/ Matt Schindel
Matt Schindel

{Signature Page to Insider Letter Amendment}